Calculation of Filing Fee Tables
S-3
Hyatt Hotels Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	457(a)	8,385,560	$ 166.09	$ 1,392,757,660.40	0.0001381	$ 192,339.83
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,392,757,660.40		$ 192,339.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 61,277.00
			Net Fee Due:						$ 131,062.83
Offering Note
[1]	Reflects shares of Class A common stock issuable upon conversion of 8,385,560 shares of the registrant's Class B common stock, par value $0.01 per share, held by certain selling stockholders. Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Security is based upon the average of the high and low prices for the registrant's Class A common stock as reported on the New York Stock Exchange on May 13, 2026 ($166.09).

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Hyatt Hotels Corp	S-3	333-272098	05/19/2023		$ 61,277.00	Equity	Class A Common Stock, par value $0.01 per share	9,202,765
Fee Offset Sources		Hyatt Hotels Corp	S-3	333-218162		05/22/2017						$ 61,277.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a Registration Statement on Form S-3 (File No. 333-272098) (the "Prior Registration Statement") and paid a registration fee relating to the offer and sale of 9,202,765 shares of Class A common stock by certain selling stockholders. As of the date of this registration statement, all 9,202,765 shares of Class A common stock remain unsold under the Prior Registration Statement. The Prior Registration Statement was deemed terminated as of May 14, 2026. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $61,277 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. Pursuant to Rule 457(p), the registrant is offsetting $61,277 of the fees associated with this registration statement from the filing fee previously paid in connection with the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date